                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and related Prospectus of Leslie's Poolmart, Inc. for the registration of $56,485,000 of 10-3/8% Senior Notes and to the inclusion therein of our report dated November 19, 2002, with respect to the consolidated financial statements of Leslie's Poolmart, Inc. included in its Annual Report (Form 10-K) for the year ended September 28, 2002, filed with the Securities and Exchange Commission.


                                                  /s/  Ernst & Young LLP
Phoenix, Arizona
July 18, 2003